SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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[ ]	Preliminary information statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2)).

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Ivy Variable Insurance Portfolios

(Name of Registrant as Specified in Its Charter)

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IVY VARIABLE INSURANCE PORTFOLIOS
Nomura VIP Pathfinder Moderate — Managed Volatility Series
 (formerly, Macquarie VIP Pathfinder Moderate — Managed Volatility Series)

Nomura VIP Pathfinder Moderately Aggressive — Managed Volatility Series
(formerly, Macquarie VIP Pathfinder Moderately Aggressive — Managed Volatility Series)

Nomura VIP Pathfinder Moderately Conservative — Managed Volatility Series
(formerly, Macquarie VIP Pathfinder Moderately Conservative — Managed Volatility Series)

100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

JOINT INFORMATION STATEMENT

This Joint Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Ivy Variable Insurance Portfolios (the “Trust”) to inform shareholders of the funds listed above (each a “Fund” and together, the “Funds”) about recent changes related to the Funds’ sub-advisory arrangement.  The changes were approved by the Board on the recommendation of the Funds’ investment manager, Delaware Management Company (the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A Notice of Internet Availability of Joint Information Statement relating to this Joint Information Statement (“Notice”) was mailed beginning on or about December 8, 2025 to shareholders of record of each Fund as of December 3, 2025 (the “Record Date”).  The Joint Information Statement is available on the Funds’ website at nomuraassetmanagement.com/vip-literature on or about December 8, 2025 until at least May 8, 2026. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting your financial intermediary or your insurance company, or by calling each Fund’s service agent toll free at 800-523-1918.

INTRODUCTION

The Manager is the investment manager to each of the Funds. Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on January 17, 2017 (the “SEC Order”).  The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval.  The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

Consistent with the terms of the SEC Order, at a meeting held on June 18, 2025  (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the

Manager (the “Independent Trustees”) approved a new sub-advisory agreement (the “Sub-Advisory Agreement”) between the Manager and Securian Asset Management, Inc. (“Securian”), under which Securian would continue to serve as a sub-advisor for the Funds. The Sub-Advisory Agreement became necessary due to Nomura Holdings, Inc.’s (“Nomura”) acquisition (the “Transaction”) of the U.S. and European public asset management business of Macquarie Group Ltd. (“Macquarie”), which included the Manager. Under the 1940 Act, the closing of the Transaction resulted in the automatic termination of the Manager’s existing advisory agreement with the Trust and Securian’s then existing sub-advisory agreement with the Manager and the Funds.

The Trust and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Joint Information Statement presents additional details regarding Securian and the Sub-Advisory Agreement.

THE INVESTMENT MANAGER

The Manager is located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, and is a series of Nomura Investment Management Business Trust, which is an indirect subsidiary of Nomura Asset Management International Inc., which in turn is an indirect subsidiary, and subject to the ultimate control, of Nomura.  The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.

The Manager provides investment advisory services to the Funds pursuant to an investment management agreement dated December 1, 2025 among the Trust and the Manager (the “Management Agreement”).  The Management Agreement was approved by the Board, including a majority of the Independent Trustees, at a meeting held on June 18, 2025 and by Fund shareholders on September 10, 2025. The Management Agreement became effective on December 1, 2025, which was the effective date of the closing of Transaction. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Funds.  In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Funds, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Funds. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Funds, and to render investment advice for the Funds, including the purchase, retention, and disposition of investments, securities, and cash held by the Funds. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of the Funds’ respective assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Funds’ investment objective(s), policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting their business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

As compensation for the services rendered under the Management Agreement, the Funds pay the Manager an annual management fee as a percentage of average daily net assets as described in Exhibit A. During the last fiscal year, the Funds paid investment management fees, after any applicable waivers, to the Manager as described in Exhibit B.

For the fiscal year ended December 31, 2024, the Manager paid Securian, as sub-advisor of the Nomura VIP Pathfinder Moderate — Managed Volatility Series, Nomura VIP Pathfinder Moderately

Aggressive — Managed Volatility Series and Nomura VIP Pathfinder Moderately Conservative — Managed Volatility Series, the following investment sub-advisory fees of $840,290, 127,657, and $55,599, respectively. For the fiscal year ended December 31, 2024, the annualized investment sub-advisory fees as a percentage of each Fund’s average daily net assets were:
Nomura VIP Pathfinder Moderate — Managed Volatility Series
0.20% (20 basis points) of the first $500 million within the Managed Portion(s)
0.17% (17 basis points) of the next $500 million within the Managed Portion(s)
0.15% (15 basis points) of all assets above $1 billion within the Managed Portion(s)

Nomura VIP Pathfinder Moderately Aggressive — Managed Volatility Series
0.20% (20 basis points) of the first $500 million within the Managed Portion(s)
0.17% (17 basis points) of the next $500 million within the Managed Portion(s)
0.15% (15 basis points) of all assets above $1 billion within the Managed Portion(s)

Nomura VIP Pathfinder Moderately Conservative — Managed Volatility Series
0.20% (20 basis points) of the first $500 million within the Managed Portion(s)
0.17% (17 basis points) of the next $500 million within the Managed Portion(s)
0.15% (15 basis points) of all assets above $1 billion within the Managed Portion(s)

The name and principal occupation of each executive officer of the Manager is listed below. The address of each officer is 100 Independence, 610 Market Street, Philadelphia, PA 19106.

Officer	Position
Shawn K. Lytle	President/Chief Executive Officer
Michael F. Capuzzi	Senior Vice President/U.S. Chief Operating Officer/Managing Director
Richard Salus	Senior Vice President/Global Head of Fund Services/Managing Director
David F. Connor	Senior Vice President/General Counsel/Secretary/Managing Director
Marty Wolin	Senior Vice President/Chief Compliance Officer/Anti-Money Laundering Officer/Managing Director

SECURIAN ASSET MANAGEMENT, INC.

Securian, headquartered at 400 Robert Street North, Saint Paul, Minnesota 55101-2098 was approved by the Board to serve as a sub-advisor to the Funds at the Meeting. Securian is registered as an investment advisor with the SEC. As of September 30, 2025, Securian’s total assets under management were approximately $45.8 billion.  The effective date for Sub-Advisory Agreement was December 1, 2025, which was the effective date for the closing of the Transaction.

Securian is not affiliated with the Manager, and Securian discharges its responsibilities subject to the oversight and supervision of the Manager. Securian is compensated out of the fees that the Manager receives from the Funds. There will be no increase in the advisory fees paid by the Funds to the Manager as a consequence of the implementation of the Sub-Advisory Agreement. The fees paid by the Manager to Securian depend upon the fee rates negotiated by the Manager and approved by the Board and on the percentage of the Funds’ assets allocated to Securian by the Manager. In accordance with procedures adopted by the Board, Securian may effect Fund portfolio transactions through an affiliated broker/dealer and the affiliated broker/dealer may receive brokerage commissions in connection therewith as permitted by applicable law. The Sub-Advisory Agreement is dated December 1, 2025. At the time of the approval of the Sub-Advisory Agreement, Securian did not manage any other registered funds with comparable investment objectives and strategies.

The names and principal occupations of the principal executive officers and/or directors of Securian are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with Securian, is 400 Robert Street North, Saint Paul, Minnesota 55101-2098:

Name	Title with Securian
Jennifer Louise Wolf	Senior Vice President; Chief Legal Officer
Robert John Ehren	Director
Michael Thomas Steinert	Senior Vice President; Chief Operating Officer Head of Finance
Suzette Louise Huovinen	President; CEO; Director
Wen Zhang Nannen	Executive Vice President; Chief Investment Officer; Director
Paul Jason Thibodeaux	Senior Vice President; Chief Compliance Officer Director, Law - Securities & Individual Solutions
Jessica Lynn Parrucci	Vice President; Chief Compliance Officer

THE SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement was approved by the Board at the Meeting, which was called for the purpose of approving the Sub-Advisory Agreement for an initial term of two years. Thereafter, continuance of the Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Sub-Advisory Agreement provides that it will terminate automatically in the event of its assignment.

The terms of the Sub-Advisory Agreement are substantially similar to the terms of the Funds’ existing sub-advisory agreement with Securian that terminated at the closing of the Transaction.

The Sub-Advisory Agreement for the Funds provides that Securian, among other duties, will make all investment decisions for its allocated portion of the Funds’ investment portfolio in accordance with the Funds’ investment objectives, policies, and restrictions. Securian, subject to the supervision of the Board and the Manager, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of its allocated portion of the Funds’ assets. Securian also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Funds’ investment portfolio.

The Securian Sub-Advisory Agreement provides for Securian to be compensated based on the average daily net assets of the Funds allocated to Securian. Securian is compensated from the fees that the Manager receives from the Funds.  Securian generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Funds’ portfolio securities and other investments.

The Sub-Advisory Agreement may be terminated without the payment of any penalty by: (i) the Manager or the Trust, at any time, without the payment of a penalty, on written notice to Securian of the Manager’s or the Trust’s intention to do so, in the case of the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Funds, or (ii) Securian, on not less than sixty (60) days' written notice to the Manager and the Trust.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS REGARDING THE SUB-ADVISORY AGREEMENT

The Manager recommended the approval of the Sub-Advisory Agreement. In reaching the decision to approve the Sub-Advisory Agreement, the Board considered and reviewed information about Securian, including its personnel, operations and financial condition. The Board reviewed responses to requests that the Board submitted in advance regarding the Sub-Advisory Agreement and the services proposed to continue to be rendered by Securian to the Funds. This material included (without limitation) copies of the Sub-Advisory Agreement.

In considering such materials, the Independent Trustees received assistance and advice from and met separately with independent counsel. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.
Nature, Extent and Quality of Services. The Board considered the services that Securian historically provided as a sub-advisor to the Funds. In particular, the Board specifically considered that the Sub-Advisory Agreement contains substantially similar provisions to those in the current Sub-Advisory Agreements for the Funds. The Board therefore considered the many reports furnished to them throughout 2024 and 2025 at regular Board meetings covering matters such as the relative performance of the Funds, the compliance of portfolio managers with the investment policies, strategies, and restrictions for the Funds, the compliance of management personnel with the Code of Ethics adopted throughout the Macquarie Funds complex, and the adherence to fair value pricing procedures as established by the Board. The Manager and Nomura stated that the nature, extent, and quality of the services currently provided by Securian to the Funds and their shareholders were likely to continue under the Sub-Advisory Agreement, and noted the Manager’s role and process in overseeing Securian.

Investment Performance. In evaluating performance, the Board considered performance reports and discussions with portfolio managers at Board meetings throughout the year and its prior review of investment performance in connection with the approval of the current Sub-Advisory Agreement at a prior meeting. The Board also considered the Manager’s representation that the Manager did not currently expect the Transaction to cause any material change to the Funds’ portfolio management teams responsible for investment performance, the expenses were not expected to increase as a result of the Transaction, the Funds were not expected to bear any Transaction-related expenses, and there was not expected to be an “unfair burden” imposed on the Funds as a result of the Transaction.

Profitability, Economies of Scale and Fall-Out Benefits. The Board considered information already provided at Board meeting throughout the year about Securian’s profitability from its relationship with the Funds, and that the Manager will continue not to retain any portion of the fees collected for the Funds sub-advised by Securian. The Trustees also considered information provided about economies of scale, including that economies of scale are shared with the Funds and their shareholders through the Manager’s investment management fee breakpoints paid to the Manager so that as a Funds grows in size, its effective investment management fee rate declines, and they also noted that the Manager had put in place a fee waiver for each Fund that is currently in effect.

Sub-advisory Fees. The Board considered the appropriateness of the sub-advisory fees in light of the nature, extent, and quality of the sub-advisory services to be provided by Securian, including (without limitation): the sub-advisory fees are paid by the Manager to Securian and are not additional fees borne by the Funds, the management fee paid by the Funds to the Manager would stay the same at current asset levels, and the sub-advisory fee rates would remain the same for the Funds. The Board considered information provided at Board meetings throughout the year and in connection with the approval of the current Sub-Advisory Agreement at a prior meeting. The Board concluded the proposed compensation payable to Securian was fair and reasonable.

GENERAL INFORMATION
Distributor

The Funds’ distributor, Delaware Distributors, L.P. (“Distributor”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the national distributor of the Funds’ shares under a Distribution Agreement dated December 1, 2025. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution, except for payments by the retail class shares under their respective Rule 12b-1 Plans. The Distributor is an indirect subsidiary of Nomura Asset Management International Inc., and, therefore, of Nomura. The Distributor has agreed to use its best efforts to sell shares of the Funds. Shares of the Funds are offered on a continuous basis by the Distributor and may be purchased through your insurance company. The Distributor also serves as the national distributor for the Nomura Funds. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the Trust’s shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Funds. Those services include overseeing the Funds’ pricing process, the calculation and payment of Fund expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Fund net asset values and performance data.  DIFSC is an affiliate of the Manager, and is an indirect subsidiary of Nomura Asset Management International Inc. and, therefore, of Nomura.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Funds. Those services include performing functions related to calculating the Funds’ net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Funds did not pay any commissions to affiliated brokers.

Shares Outstanding

The table in Exhibit C shows the number of shares outstanding as of the Record Date for each class of the Funds.

Record of Beneficial Ownership

As of Record Date, the shareholders holding 5% or more of the total outstanding shares of any Class of shares of each Fund are described in Exhibit D. As of the Record Date, the Manager believes that the Funds’ officers and Trustees directly owned less than 1% of the outstanding shares of each Class of each Fund.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of a Fund as of the Record Date, unless the Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Joint Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800-523-1918. If you do not want the mailing of the Notice or the Joint Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your insurance company.

Financial Information

Shareholders can obtain a copy of each Fund’s most recent Annual and Semiannual Reports, without charge, by contacting their participating securities dealer or other applicable financial intermediary or, if a shareholder owns Fund shares directly through the Fund's service agent, by calling the Fund’s service agent toll free at 800-523-1918.

EXHIBIT A
MANAGEMENT FEE SCHEDULE

As compensation for services rendered under the Investment Management Agreement, the Manager is entitled to receive an annual fee equal to the following percentage rates of the average daily net assets of the Funds:

Fund	Management Fee (annual rate as a percentage of average daily net assets)
Nomura VIP Pathfinder Moderate — Managed Volatility Series	0.20% of the first $500 million within the Managed Portion(s) 0.17% of the next $500 million within the Managed Portion(s) 0.15% of all assets above $1 billion within the Managed Portion(s)
Nomura VIP Pathfinder Moderately Aggressive — Managed Volatility Series	0.20% of the first $500 million within the Managed Portion(s) 0.17% of the next $500 million within the Managed Portion(s) 0.15% of all assets above $1 billion within the Managed Portion(s)
Nomura VIP Pathfinder Moderately Conservative — Managed Volatility Series	0.20% of the first $500 million within the Managed Portion(s) 0.17% of the next $500 million within the Managed Portion(s) 0.15% of all assets above $1 billion within the Managed Portion(s)

EXHIBIT B
MANAGEMENT FEES PAID
During the fiscal year ended December 31, 2024, the Fund paid the following investment management fees to the Manager:

Fund	Management Fees Paid
Nomura VIP Pathfinder Moderate — Managed Volatility Series	$840,290 earned $827,131 paid $13,159 waived
Nomura VIP Pathfinder Moderately Aggressive — Managed Volatility Series	$127,658 earned $93,854 paid $33,804 waived
Nomura VIP Pathfinder Moderately Conservative — Managed Volatility Series	$55,599 earned $25,123 paid $30,476 waived

EXHIBIT C
NUMBER OF SHARES OF THE FUND OUTSTANDING
As of the Record Date

Fund	Shares Outstanding
Nomura VIP Pathfinder Moderate — Managed Volatility Series	Service Class: 73,932,815.515 Total: 73,932,815.515
Nomura VIP Pathfinder Moderately Aggressive — Managed Volatility Series	Service Class: 9,848,477.906 Total: 9,848,477.906
Nomura VIP Pathfinder Moderately Conservative — Managed Volatility Series	Service Class: 5,953,539.478 Total: 5,953,539.478

EXHIBIT D
As of the Record Date, the Manager believes the following shareholders held of record 5% or more of the outstanding shares of each Class of each Fund. The Manager does not have knowledge of beneficial owners.
Fund/Class	Name and Address of Account	Percentage
NOMURA VIP PATHFINDER MODERATE — MANAGED VOLATILITY SERIES SERVICE CLASS	MINNESOTA LIFE INSURANCE CO INDIVIDUAL ANNUITIES 400 ROBERT ST N SAINT PAUL MN 55101-2099	51.86%
NOMURA VIP PATHFINDER MODERATE — MANAGED VOLATILITY SERIES SERVICE CLASS	MINNESOTA LIFE INSURANCE CO MINNESOTA LIFE WRVA 400 ROBERT ST N SAINT PAUL MN 55101-2099	44.45%
NOMURA VIP PATHFINDER MODERATELY AGGRESSIVE — MANAGED VOLATILITY SERIES SERVICE CLASS	MINNESOTA LIFE INSURANCE CO INDIVIDUAL ANNUITIES 400 ROBERT ST N SAINT PAUL MN 55101-2099	29.91%
NOMURA VIP PATHFINDER MODERATELY AGGRESSIVE — MANAGED VOLATILITY SERIES SERVICE CLASS	MINNESOTA LIFE INSURANCE CO MINNESOTA LIFE WRVA 400 ROBERT ST N SAINT PAUL MN 55101-2099	56.38%
NOMURA VIP PATHFINDER MODERATELY AGGRESSIVE — MANAGED VOLATILITY SERIES SERVICE CLASS	NATIONWIDE LIFE INSURANCE CO C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	7.97%
NOMURA VIP PATHFINDER MODERATELY CONSERVATIVE — MANAGED VOLATILITY SERIES SERVICE CLASS	MINNESOTA LIFE INSURANCE CO INDIVIDUAL ANNUITIES 400 ROBERT ST N SAINT PAUL MN 55101-2099	19.10%
NOMURA VIP PATHFINDER MODERATELY CONSERVATIVE — MANAGED VOLATILITY SERIES SERVICE CLASS	MINNESOTA LIFE INSURANCE CO MINNESOTA LIFE WRVA 400 ROBERT ST N SAINT PAUL MN 55101-2099	80.90%

IVY VARIABLE INSURANCE PORTFOLIOS
Nomura VIP Pathfinder Moderate — Managed Volatility Series
 (formerly, Macquarie VIP Pathfinder Moderate — Managed Volatility Series)

Nomura VIP Pathfinder Moderately Aggressive — Managed Volatility Series
(formerly, Macquarie VIP Pathfinder Moderately Aggressive — Managed Volatility Series)

Nomura VIP Pathfinder Moderately Conservative — Managed Volatility Series
(formerly, Macquarie VIP Pathfinder Moderately Conservative — Managed Volatility Series)

100 Independence
610 Market Street
Philadelphia, PA 19106-2354
NOTICE OF INTERNET AVAILABILITY
OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Joint Information Statement that is available to you on the Internet or by mail relating to Nomura VIP Pathfinder Moderate — Managed Volatility Series, Nomura VIP Pathfinder Moderately Aggressive — Managed Volatility Series and Nomura VIP Pathfinder Moderately Conservative — Managed Volatility Series (each a “Fund” and together the “Funds”), each series of the Ivy Variable Insurance Portfolios (the “Trust”). We encourage you to access and review all of the important information contained in the Joint Information Statement, available online at nomuraassetmanagement.com/vip-literature.

The Joint Information Statement details the approval of a new sub-advisory agreement with Securian Asset Management, Inc. (“Securian”) to allow Securian to continue to serve as a sub-advisor to the Funds. The sub-advisory agreement became necessary due to Nomura Holding Inc.’s acquisition (the “Transaction”) of the U.S. and European public asset management business of Macquarie Group Ltd. (“Macquarie”), which included Delaware Management Company (the "Manager"), a series of Macquarie Investment Management Business Trust, and which, under the Investment Company Act of 1940, resulted in the automatic termination of the Manager’s then existing advisory agreement with the Trust and Securian’s then existing sub-advisory agreement with the Manager and the Funds. Securian’s new sub-advisory agreement became effective December 1, 2025, which is the effective date of the closing of the Transaction. A more detailed description of Securian and its investment operations, information about the sub-advisory agreement, and the reasons the Board of Trustees (the “Board”) of the Trust approved Securian as a sub-advisor, are included in the Joint Information Statement.

The Manager is the investment manager to each series of the Trust, including the Funds. The Manager employs a “manager of managers” arrangement in managing the assets of the Trust. In connection therewith, the Trust and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreement without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Information Statement is being mailed beginning on or about December 8, 2025 to shareholders of record of the Funds as of December 3, 2025. The Joint Information Statement is being made available on the Funds’ website at nomuraassetmanagement.com/vip-literature on or about December 8, 2025 until at least May 8, 2026. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting your insurance company or calling 800 523-1918.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.